MERGER AGREEMENT

                          DATED AS OF FEBRUARY 21, 1996

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.

                            IHS ACQUISITION XIV, INC.

                                       AND

                   FIRST AMERICAN HEALTH CARE OF GEORGIA, INC.

                                     AND ITS

                             PRINCIPAL SHAREHOLDERS



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
                                TABLE OF CONTENTS

         ARTICLE I:   MERGER....................................................................................  1
                  1.1      Merger...............................................................................  1
                  1.2      Taking of Necessary Action...........................................................  1

         ARTICLE II:  CONVERSION................................................................................  2
                  2.1      Conversion Of Stock..................................................................  2
                  2.2      Manner of Exchange...................................................................  3
                  2.3      Contingent Payments..................................................................  4
                  2.4      Closing Date Balance Sheet...........................................................  6

         ARTICLE III: THE CLOSING...............................................................................  7
                  3.1      Time and Place of Closing............................................................  7
                  3.2      Filings at Closing...................................................................  7
                  3.3      Effective Time.......................................................................  7

         ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF THE
                                      PRINCIPAL SHAREHOLDERS AND THE COMPANY....................................  8
                  4.1      Organization and Standing of the Company.............................................  8
                  4.2      Subsidiaries.........................................................................  8
                  4.3      Absence of Conflicting Agreements....................................................  8
                  4.4      Consents.............................................................................  8
                  4.5      Company Shares.......................................................................  9
                  4.6      Trademarks...........................................................................  9
                  4.7      Contracts............................................................................  9
                  4.8      Financial Statements................................................................. 11
                  4.9      Material Changes..................................................................... 12
                  4.10     Licenses; Permits; Certificates of Need.............................................. 12
                  4.11     Title, Condition of Personal Property................................................ 12
                  4.12     Legal Proceedings.................................................................... 13
                  4.13     Employees............................................................................ 13
                  4.14     Collective Bargaining, Labor Contracts, Employment Plans
                           and Practices, Etc................................................................... 14
                  4.15     ERISA................................................................................ 14
                  4.16     Insurance and Surety Agreements...................................................... 14
                  4.17     Relationships........................................................................ 14
                  4.18     Absence of Certain Events............................................................ 15
                  4.19     Compliance with Laws................................................................. 15
                  4.20     Finders.............................................................................. 16
                  4.21     Tax Returns.......................................................................... 16
                  4.22     Encumbrances Created by this Agreement............................................... 16
                  4.23     Environmental Matters................................................................ 16



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                  4.24     Real Property........................................................................ 17
                  4.25     Leasehold Interests.................................................................. 19

         ARTICLE V:  ADDITIONAL REPRESENTATIONS AND WARRANTIES
                                       OF PRINCIPAL SHAREHOLDERS................................................ 19
                  5.1      Authority............................................................................ 19
                  5.2      Binding Effect....................................................................... 19
                  5.3      Absence or Conflicting Agreements.................................................... 19
                  5.4      Consents............................................................................. 20
                  5.5      Ownership of Company Shares.......................................................... 20

         ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF BUYER................................................... 20
                  6.1      Organization and Standing............................................................ 20
                  6.2      Absence of Conflicting Agreements.................................................... 20
                  6.3      Consents............................................................................. 20
                  6.4      Finders.............................................................................. 21
                  6.5      Power and Authority.................................................................. 21
                  6.6      Material Changes..................................................................... 21
                  6.7      Binding Effect....................................................................... 21
                  6.8      Corporate Office..................................................................... 21
                  6.9      Legal Proceedings.................................................................... 21

         ARTICLE VII:  INFORMATION AND RECORDS
                                       CONCERNING THE COMPANY AND THE BUYER..................................... 21
                  7.1      Buyer's Access to Information and Records Before Closing............................. 21
                  7.2      Company's Access to Information and Records Before Closing........................... 22

         ARTICLE VIII:  OBLIGATIONS OF THE PARTIES UNTIL
                                       EFFECTIVE TIME OF MERGER................................................. 22
                  8.1      Conduct of Business Pending Closing.................................................. 22
                  8.2      Negative Covenants of the Company.................................................... 23
                  8.3      Affirmative Covenants................................................................ 23
                  8.4      Pursuit of Consents and Approvals.................................................... 24
                  8.5      Supplementary Financial Information.................................................. 24
                  8.6      Exclusivity.......................................................................... 24
                  8.7      Solicitation Of Stockholders......................................................... 24
                  8.8      Dissenting Stockholders.............................................................. 24
                  8.9      Delivery of Schedules................................................................ 25
                  8.10     Audit................................................................................ 25
                  8.11     Delivery of Exhibits................................................................. 25

         ARTICLE IX:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS............................................... 25
                  9.1      Representations and Warranties....................................................... 26
                  9.2      Performance of Covenants............................................................. 26



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                  9.3      Delivery of Closing Certificate...................................................... 26
                  9.4      Opinions of Counsel.................................................................. 26
                  9.5      Legal Matters........................................................................ 26
                  9.6      Authorization Documents.............................................................. 26
                  9.7      Material Change...................................................................... 26
                  9.8      Approvals............................................................................ 26
                  9.9      Labor Agreements..................................................................... 27
                  9.10     Real Property Consents............................................................... 27
                  9.11     Title Insurance...................................................................... 27
                  9.12     Environmental Compliance............................................................. 28
                  9.13     Engineering Report................................................................... 28
                  9.14     Surveys.............................................................................. 28
                  9.15     Termite Inspections.................................................................. 28
                  9.16     No Adverse Legislation............................................................... 29
                  9.17     Settlement Releases.................................................................. 29
                  9.18     Severance Agreements................................................................. 29
                  9.19     Long-Term Debt....................................................................... 29
                  9.20     Options.............................................................................. 29
                  9.21     Financial............................................................................ 29
                  9.22     Approvals and Consents............................................................... 30
                  9.23     Resignations......................................................................... 30
                  9.24     Dissenters' Rights................................................................... 30
                  9.25     Hart-Scott-Rodino Act................................................................ 30
                  9.26     Release of Pledged Shares............................................................ 30
                  9.27     No Prohibited Transaction............................................................ 30
                  9.28     Other Documents...................................................................... 30
                  9.29     Bankruptcy Cases..................................................................... 30
                  9.30     Consulting Agreement................................................................. 31
                  9.31     Bankruptcy Court Approval, Break-Up Fee, Competitive Bidding
                            Requirements, and Exclusivity....................................................... 31
                  9.32     Disclosure Statement and Plan of Reorganization...................................... 31
                  9.33     Adequacy of Disclosure Statement..................................................... 31
                  9.34     Confirmation......................................................................... 31
                  9.35     Consummation......................................................................... 31
                  9.36     Conversion, Appointment of Trustee, Change in Management............................. 31
                  9.37     DIP Financing........................................................................ 32

         ARTICLE X:  CONDITIONS PRECEDENT TO THE
                               OBLIGATIONS OF THE COMPANY AND PRINCIPAL SHAREHOLDERS............................ 32
                  10.1     Representations and Warranties....................................................... 32
                  10.2     Performance of Covenants............................................................. 32
                  10.3     Delivery of Closing Certificate...................................................... 32
                  10.4     Opinion of Counsel................................................................... 32
                  10.5     Legal Matters........................................................................ 32



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                  10.6     Authorization Documents.............................................................. 32
                  10.7     Other Documents...................................................................... 32

         ARTICLE XI:  OBLIGATIONS OF THE PARTIES AFTER CLOSING.................................................. 33
                  11.1     Survival of Representations, Warranties and Covenants................................ 33
                  11.2     Indemnification by Principal Shareholders............................................ 33
                  11.3     Indemnification by Buyer............................................................. 33
                  11.4     Indemnification Period and Basket.................................................... 34
                  11.5     Control Of Defense of Indemnifiable Claims........................................... 34
                  11.6     Offsets.............................................................................. 34
                  11.7     Restrictions......................................................................... 35
                  11.8     Records.............................................................................. 35
                  11.9     Audit................................................................................ 36
                  11.10    Corporate Office..................................................................... 36

         ARTICLE XII:  TERMINATION.............................................................................. 36
                  12.1     Termination.......................................................................... 36
                  12.2     Effect of Termination................................................................ 36

         ARTICLE XIII:  BANKRUPTCY.............................................................................. 37
                  13.1     Bankruptcy Cases..................................................................... 37
                           13.2     Consulting Agreement........................................................ 37
                  13.3     Bankruptcy Court Approval, Break-Up Fee, Competitive Bidding
                           Requirements, and Exclusivity........................................................ 38
                  13.4     Disclosure Statement and Plan of Reorganization...................................... 38
                  13.5     Conversion, Appointment of Trustee, Change in Management............................. 38
                  13.6     DIP Financing........................................................................ 38

         ARTICLE XIV:  MISCELLANEOUS............................................................................ 38
                  14.5     Cooperation - Further Assistance..................................................... 39
                  14.6     Notices.............................................................................. 39
                  14.7     Waiver, Discharge, Etc............................................................... 40
                  14.8     Rights of Persons Not Parties........................................................ 40
                  14.9     Governing Law........................................................................ 40
                  14.11    Severability......................................................................... 40
                  14.12    Joint and Several.................................................................... 40

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                                MERGER AGREEMENT

         This Merger  Agreement  (this  "Agreement") is made as of 7:00 A.M. the
21st day of February, 1996, among Integrated Health Services, Inc., a Delaware corporation ("Buyer"), IHS Acquisition XIV, Inc., a Delaware corporation
("Newco"),  Robert J. Mills and Margie B. Mills  (collectively,  the  "Principal
Shareholders"), and First American Health Care of Georgia, Inc., a Georgia corporation (the "Company").

         WHEREAS, the Principal Shareholders are the owners of an aggregate of 2,099,600 shares of the common stock of the Company (the total shares of the common stock of the Company outstanding from time to time being referred to herein as the "Company Shares"), representing approximately 75% of the total issued and outstanding Company Shares on a fully diluted basis;

         WHEREAS, Newco is a direct wholly-owned subsidiary of Buyer;

         WHEREAS, Buyer, Newco, and the Company deem it advisable to merge Newco with and into the Company (the "Merger") pursuant to this Agreement and the Certificate of Merger annexed as Exhibit A hereto (the "Certificate of Merger");

         WHEREAS, pursuant to the Merger, all Company Shares will be converted into cash and the right to receive certain payments;

         WHEREAS, at the time of the execution of this Agreement, the Company advised Buyer that it intends to file bankruptcy cases under Chapter 11 of the Bankruptcy Code for itself and each of its wholly-owned subsidiaries listed on Schedule A attached hereto, in the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division (the "Bankruptcy Court");

         NOW,  THEREFORE,  the Principal  Shareholders,  Newco,  Buyer,  and the
Company, agree as follows:

                                ARTICLE I: MERGER

         1.1       MERGER.    Subject  to  the  terms  and  conditions  of  this
Agreement,  at the Effective Time of Merger (as defined in Article III,  below),
Newco shall be merged with and into the Company and the  separate  existence  of
Newco shall cease.

         1.2       TAKING  OF  NECESSARY  ACTION.     Prior  to  and  after  the
Effective  Time of Merger,  subject to the  provisions  of this  Agreement,  the
Principal Shareholders and each of Buyer,




Newco and the Company shall take all such action as may be necessary or appropriate in order to effect the Merger and the consummation of all of the transactions contemplated hereunder.

                             ARTICLE II: CONVERSION

         2.1      CONVERSION OF STOCK.

          (a) For the purposes of this Agreement, the following terms shall be defined as indicated below:

                    (i) "Aggregate Common Share Merger  Consideration" means One
               Hundred and Fifty Million Dollars ($150,000,000) minus the Aggregate Option Consideration.

                    (ii) "Aggregate  Option  Consideration"  means the aggregate amount equal to the Per Option Merger Consideration multiplied by the total number of Company Shares for which the Company Options are exercisable as of the Effective Time of Merger.

                    (iii) "Company Options" means the options to purchase common stock of the Company set forth on Schedule 4.5.

                    (iv) "Contingent Payment" means the payment to be made to the Shareholders pursuant to Section 2.3 below.

                    (v) "Equity  Holder" means a holder of Company  Shares or of
               Company Options.

                    (vi) "Fully Diluted Shares" means the number of Company Shares which would be outstanding immediately prior to the Effective Time of Merger assuming the exercise in full of all of the options to purchase common stock of the Company set forth on
               Schedule 4.5.

                    (vii) "Per  Common  Share  Merger  Consideration"  means the
               Aggregate Common Share Merger Consideration divided by the number of Company Shares issued and outstanding as of the Effective Time of Merger.

                    (viii) "Per Option Merger Consideration" means $53.925.

                    (ix) "Principal Shareholders' Merger Consideration" means an amount equal to the Per Common Share Merger Consideration multiplied by the total number of Company Shares that the Principal Shareholders own of record immediately prior to the Effective Time of Merger.


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                    (x) "Proportionate Share" means a fraction, the numerator of which is one, and the denominator of which is the total number of Company Shares issued and outstanding immediately prior to the Effective Time of Merger.

                    (xi) "Shareholder"  means any holder of a Company Share that is issued and outstanding immediately prior to the Effective Time of Merger.

          (b) At the Effective Time of Merger, each of the Company Shares other than Dissenting Shares (as hereinafter defined in Section 2.2(e) below) which is issued and outstanding immediately prior to the Effective Time of Merger shall, without any action by the holder thereof, be converted into the right to receive an amount of cash equal to the Per Common Share Merger Consideration and the right to receive a Proportionate Share of the Contingent Payment when and as payable under this Agreement.

          (c) Each Company Option that has not been exercised as of the Effective Time of Merger shall by reason of action by the Board of Directors of the Company pursuant to the Stock Option Plan of the Company, without any action by the holder thereof, be converted into the right to receive an amount of cash equal to the Per Option Merger Consideration.

          (d) Each share of Newco common stock outstanding immediately prior to the Effective Time of Merger shall be converted into one share of common stock of the Company.

         2.2      Manner of Exchange.

          (a) At the Closing, Buyer shall deliver to each Equity Holder who shall surrender his or her certificates or instruments representing his or her Company Shares or Company Options, together with a proper transmittal instrument duly executed, and free and clear of all Liens, an amount of cash equal to the amount of the Per Common Share Merger Consideration and/or Per Option Merger Consideration, as the case may be, represented by his or her surrendered certificates and instruments.

               (i) In  furtherance  of satisfying  the closing  condition  under
          Section 9.17 hereof, Principal Shareholders' Merger Consideration shall be reduced by such amount as shall be necessary to obtain the Settlement Releases (as such term is defined in Section 9.17 hereof). Prior to the Merger, the Company shall have agreed to pay to HCFA the amounts required to obtain the Settlement Releases, and immediately after the Merger, the Company and/or the Company's subsidiaries shall pay to HCFA such amounts.

               (ii) In  furtherance of satisfying  the closing  condition  under
          Section 9.26 hereof, at the request of the Principal Shareholders, Buyer shall pay over by delivery of certified check or wire transfer such amount of the Principal Shareholders' Merger Consideration to The Coastal Bank of Georgia (the "Share Release Amount") as shall be necessary to obtain the Share Releases (as such term is defined in Section 9.26 hereof).

          (b) At any time after the Effective Time of Merger, Buyer, the sole shareholder of Newco, upon surrender of the stock certificate evidencing all outstanding shares of Newco, shall


                                        3


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     be  entitled  to receive in exchange  therefor a  certificate  representing shares of stock of the Company, calculated on a one-to-one basis. Until so surrendered, each such certificate that, prior to the Effective Time of Merger, represented the outstanding shares of Newco stock will be deemed to evidence such shares of the stock of the Company. Upon the surrender of such certificate evidencing Newco stock, they shall be duly canceled.

          (c) Subject to and upon the terms and conditions hereof, the Plan of Merger and the General Corporation Law of the State of Delaware (the "GCL") and laws of the State of Georgia, at the Effective Time of Merger, Newco shall be merged with and into the Company. Each party hereto approves and agrees to the Certificate of Merger and shall execute, deliver and file, or shall cause to be executed, delivered and filed, all such instruments, covenants, agreements, certificates and documents as shall be necessary to effectuate the Certificate of Merger on the Closing Date (as hereinafter defined).

          (d) Notwithstanding any provision of this Agreement to the contrary, if holders of Company Shares are entitled to demand appraisals for their Company Shares under the laws of the State of Georgia, the following shall apply. Any Company Shares held by a holder who had demanded appraisal of such holder's Company Shares in accordance with such laws and who, as of the Effective Time of Merger, has neither effectively withdrawn nor lost the right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger consideration, but the holder thereof shall only be entitled to such rights as are granted by such laws.

         2.3      CONTINGENT PAYMENTS.

          (a) Buyer shall pay to the Shareholders the Contingent Payments, if any, as set forth in this Section 2.3.

          (b) (i) The Contingent Payments shall be payable in respect of calendar years ending December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

               (ii) The  amount of the  Contingent  Payment  in  respect  of any calendar year shall not exceed the Cumulative Maximum Amount applicable to such calendar year as defined and set forth below, and otherwise shall equal $20 multiplied by the amount by which (x) the total number of Home Health Visits (as defined below) during such calendar year exceeds (y) the Base Number of Home Health Visits applicable to such calendar year as set forth below.


          (c) Subject to Buiyer's indemnification and offset rights as set forth in Section 11.6 below, the Contingent Payments in respect of any calendar year shall be paid as soon as practicable but no later than forty-five (45) days after the last day of such calendar year, together with documentation reasonably satisfactory to Principal Shareholders evidencing the actual number of Home Health Visits for such calendar year.

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

               (i) For these purposes "Home Health Visits" means all home health visits, whether pursuant to Medicare, Medicaid, private-pay or otherwise made in the home health care operations of Buyer, on a consolidated basis (the "Home Health Division").

               (ii) (A) The "Cumulative Maximum Amount" applicable to the calendar year ending December 31, 1999 shall be $20 million. The Base Number of Home Health Visits applicable to such calendar year (the "1999 Base") shall be 9,200,000.

                    (B) The "Cumulative Maximum Amount" applicable to the calendar year ending December 31, 2000 shall be $55 million less any Contingent Payments made during prior periods. The Base Number of Home Health Visits applicable to such calendar year (the "2000 Base") shall be equal to the 1999 Base plus the number of Home Health Visits during the calendar year ending December 31, 1999 for which a Contingent Payment became due.

                    (C) The "Cumulative Maximum Amount" applicable to the calendar year ending December 31, 2001 shall be $100 million less any Contingent Payments made during prior periods. The Base Number of Home Health Visits applicable to such calendar year (the "2001 Base") shall be equal to the 2000 Base plus the number of Home Health Visits during the calendar year ending December 31, 2000 for which a Contingent Payment became due.

                    (D) The "Cumulative Maximum Amount" applicable to the calendar year ending December 31, 2002 shall be $127.5 million less any Contingent Payments made during prior periods. The Base Number of Home Health Visits applicable to such calendar year (the "2002 Base") shall be equal to the 2001 Base plus the number of Home Health Visits during the calendar year ending December 31, 2001 for which a Contingent Payment became due.

          (d) Buyer agrees that if it sells, disposes of, or otherwise eliminates any of the agencies constituting any part of the Home Health Division, then it shall add to the number of Home Health Visits for subsequent periods the proportionate number of Home Health Visits that would otherwise have occurred in such subsequent periods, which proportionate amount shall be calculated at the end of each remaining calendar year. If Buyer sells all or substantially all of the Home Health Division, unless otherwise paid by the acquiror, Buyer's obligation under this Section 2.3 shall survive such sale or disposition, and the number of Home Health Visits for the year of the sale or disposition and future years shall be computed by using the number of Home Health Visits for the year before the sale or disposition and increasing such number by 8% annually.

         2.4      CLOSING DATE BALANCE SHEET.

          (a) At the Closing, the Principal Shareholders shall cause the Company to deliver to Buyer a written statement of the Company that the Company's Executive Vice President and Chief of Corporate Staff certifies to be his good faith estimate of the Company's balance sheet as of the Closing Date (the "Closing Date Balance Sheet").

          (b) As soon as is reasonably practicable, but in any event within sixty (60) days following the Closing Date, Buyer shall cause KPMG Peat Marwick LLP, to complete, at Buyer's expense, a full-scope audit of the
     Company's Closing Date Balance Sheet and the related consolidated statements of operations, stockholders equity and cash flows for the period from January 1, 1996, through the Closing Date, to verify the Company's current assets and current liabilities as of the Closing Date, and shall deliver to the Principal Shareholders its written report (the "Working Capital Audit") setting forth the amount of such current assets and current liabilities. Buyer will cause the auditors to consult with the Principal
     Shareholders  from  time  to  time  during  such  audit.  If the  Principal
     Shareholders dispute the amount of the reduction as set forth in the Working Capital Audit, the parties agree to utilize the following procedures to resolve such dispute:

               (i) Within sixty (60) days after delivery to the Principal Shareholders of the Working Capital Audit, the Principal Shareholders may deliver to Buyer a written report (the "Shareholders' Report") from an independent accounting firm which the Principal Shareholders select (the "Shareholders' Accountants") advising Buyer either that Shareholders' Accountants (A) agree with the Working Capital Audit, or
          (B) that one or more adjustments are required. The Principal Shareholders shall bear the costs and expenses of the services of the Shareholders' Accountants. If Buyer shall concur with the adjustments the Shareholders' Accountants propose, or if Buyer shall not object thereto in a writing that it delivers to the Principal Shareholders within (30) days after Buyer's receipt of a Shareholders' Report, the calculation of current assets and current liabilities (as so adjusted in such Shareholders' Report) shall become final and shall not be subject to further review, challenge or adjustment, absent fraud. If the Principal Shareholders do not submit a Shareholders' Report within the 60-day period provided herein, then the Working Capital Audit shall become final and shall not be subject to further review, challenge or adjustment, absent fraud.

               (ii) In the event that the Principal Shareholders submit the Shareholders' Report and Buyer and the Shareholders' Accountants are unable to resolve with Buyer the disagreements set forth in such report within thirty (30) days after the date of the Shareholders' Report, then such disagreements shall be referred to a recognized firm of independent certified public accountants experienced in auditing home health care companies that the Principal Shareholders and Buyer mutually select (or if they cannot agree on such selection, then a "big six" accounting firm selected by lot, other than Price Waterhouse LLP or KPMG Peat Marwick LLP ) (the "Settlement Accountants"), and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment, absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than forty-five (45) days after such referral. Buyer shall pay the costs and expenses of the services of the Settlement Accountants if it is determined that there will be any adjustment to the Working Capital Audit; otherwise, if there is no adjustment, the Principal Shareholders shall pay such costs and expenses of the Settlement Accountants.

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



          (c) Buyer shall be  entitled  to be  indemnified  in  accordance  with
     Section 11.2(e) hereof, if the Working Capital Audit discloses that the Company's current liabilities as of the Closing Date exceed the Company's current assets as of the Closing Date by more than $34,000,000. In such event, Buyer shall be entitled to indemnity in an amount equal to the amount by which the excess (the "Current Liabilities Excess") of such current liabilities over such current assets is greater than $34,000,000. For purposes hereof, current assets and current liabilities shall be determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and subject also to the condition that any accrual or reserve on the Closing Date Balance Sheet for Medicare recoupment shall not be included in current liabilities for purposes of determining the Current Liabilities Excess.

                              ARTICLE III THE CLOSING

         3.1 TIME AND PLACE OF CLOSING. The Closing of the transactions that this Agreement contemplates (the "Closing") shall take place at offices of Hunton & Williams in Atlanta, Georgia three (3) business days after the satisfaction or waiver of all the conditions precedent set forth in Articles IX and X hereof, or at such other time and place upon which the parties may agree. The date on which the Closing is held is hereinafter called the "Closing Date."

         3.2 FILINGS AT CLOSING. On the Closing Date, Buyer shall file the Certificate of Merger or such other certificates, instruments and documents as shall be required in order to effect the Merger in accordance with the Delaware General Corporation Law, and the Company shall file the Articles of Merger in accordance with the Official Code of Georgia Annotated. Each of Buyer, the Company, Newco and Principal Shareholders shall take all lawful actions and use their respective best efforts to cause the Merger to become effective as of the Closing Date (or as promptly thereafter as possible).

         3.3 EFFECTIVE TIME. The Merger shall become effective at the time the Plan of Merger or such other instrument as the Delaware Secretary of State shall require is made effective under the laws of the State of Delaware (the "Effective Time of Merger").


               ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE

                     PRINCIPAL SHAREHOLDERS AND THE COMPANY

         Each Principal Shareholder and the Company hereby represent and warrant to Buyer as follows:

         4.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of the Subsidiaries (as defined in Section 4.2) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each Subsidiary are duly qualified to do business in each state where the failure to so qualify would have a material adverse effect on their respective businesses. Copies of the Articles of Incorporation and By-Laws of the Company and the Subsidiaries, and all amendments thereof to date, have been delivered to Buyer and are complete and correct. The Company and the Subsidiaries have the power and authority to own the property and assets they now own and to conduct the businesses they presently conduct, and to execute and deliver this Agreement and each Transaction Document (as such term is hereinafter defined) and to carry out the transactions contemplated hereby and thereby.

         4.2 SUBSIDIARIES. Except as described on Schedule 4.2, the Company has no equity interest or investment in any other corporation, limited liability company, partnership, joint venture or other entity or association. The subsidiaries of the Company as described on Schedule 4.2 are referred to herein collectively as the "Subsidiaries."

         4.3    ABSENCE  OF  CONFLICTING  AGREEMENTS.  Except  as  disclosed  in
Schedule  4.3,  the  execution  and  delivery by the Company of this  Agreement, including all Schedules and Exhibits hereto, and of the other agreements, instruments, documents and certificates required or contemplated hereby ("Transaction Documents"), and the performance by the Company of the transactions contemplated hereby and thereby, do not conflict with, or constitute a breach of or a default under (i) the Articles of Incorporation or By-Laws of the Company; or (ii) to the Company's knowledge, any applicable law, rule, judgment, order, writ, injunction, or decree of any court, or (iii) any applicable rule or regulation of any governmental authority or fiscal intermediary; or (iv) any material agreement, indenture, contract or instrument to which the Company or any of the Subsidiaries is now a party or by which any of the assets of the Company or any of the Subsidiaries are bound. The Company has taken all necessary corporate action to execute, deliver and perform this Agreement and each Transaction Document and to perform each of the transactions contemplated hereby and thereby. The Company has duly executed and delivered this Agreement. When the Company executes and delivers this Agreement, each Transaction Document will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or (y) general principles of equity.

         4.4 CONSENTS. Except as disclosed on Schedule 4.4, or as contemplated by Article XIII hereof, no authorization, consent, approval, license, exemption by, or filing or registration with, any court, governmental or quasi-governmental department, commission, board, bureau,agency or instrumentality, domestic or foreign (Federal, state or local) is or will be necessary in connection with the execution, delivery and performance by the Company of this Agreement or of any of the Transaction Documents.

         4.5 COMPANY SHARES. Schedule 4.5 sets forth a complete list and description of the authorized capital stock of the Company, the number of shares issued and outstanding of each class or series of such capital shares and the identity of each Shareholder of the Company, in each case indicating the class and number of shares held. All of such shares shown as issued and outstanding are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.5, none of such shares is held in the treasury of the Company. Except as disclosed on Schedule 4.5, the Principal Shareholders are the record and beneficial owners of the number of shares set forth opposite their respective names on Schedule 4.5, which shares are free and clear of any and all liens, claims, security interests, mortgages, pledges, charges, rights of setoff, restraints on transfers and encumbrances of any kind or nature whatsoever ("Liens"). Schedule 4.5 sets forth a list of all currently outstanding options and warrants for the purchase of securities of the Company, and the identity of each holder of any Company Options as well as certain other claims to options more fully described in Schedule 4.12. At the Closing, each Company Option shall have been converted into Per Option Merger Consideration or cancelled in accordance with all applicable law. At the Effective Time of the Merger, there will be no preemptive or similar rights to purchase or otherwise acquire capital shares of the Company or any of the Subsidiaries pursuant to any provision of law or the Articles of Incorporation or By-laws of the Company or any of the Subsidiaries or by agreement or otherwise. At the Effective Time of the Merger, except for the claims for options that are described on Schedule 4.12, there shall not be outstanding any warrants, options or other rights to subscribe for or purchase from the Company or the Principal Shareholders any capital stock of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such capital stock.

         4.6 TRADEMARKS. Schedule 4.6 sets forth a complete and accurate list of all registered trademarks, service marks, copyrights and other items of intellectual property that the Company or any of the Subsidiaries own, possess or use, and any applications for any of the same. There are no claims or proceedings pending or, to the knowledge of Principal Shareholders and the Company, overtly threatened against the Company or any of the Subsidiaries asserting that the use of any of the aforementioned intellectual property rights infringes the rights of any other person, and, to the knowledge of the Principal Shareholders and the Company, the Company and the Subsidiaries are not infringing on the intellectual property rights of any other person.

         4.7 CONTRACTS. Schedule 4.7 sets forth a complete and correct list of all contracts of the following types to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of the assets of the Company or any of the Subsidiaries are bound and as to which the Company or any of the Subsidiaries has any outstanding obligations as of the date hereof (the "Contracts"):

          (a) each contract for the employment, retention, severance or termination of any director, officer, employee, consultant, agent or group of employees of the Company or any of the Subsidiaries, each collective bargaining agreement covering any group of employees of the Company or any of the Subsidiaries and each noncompetition, confidentiality or similar agreement with any such person or persons;

          (b) each profit sharing, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, thrift, pension, retirement, hospitalization or other similar plan, agreement or arrangement;

          (c) each contract or option for the sale of any of the assets, properties or rights of the Company or any Subsidiary outside the ordinary course of business, (whether or not such sale would be accomplished by a sale of assets, a sale of shares, a merger or otherwise);

          (d) each contract which contains any provisions requiring the Company or any of the Subsidiaries to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity, except for any contract under which the Company or any of the Subsidiaries is obligated for less than $50,000;

          (e) each contract restricting the Company or any of the Subsidiaries from conducting any type of business for any period of time or restricting their use or disclosure of any confidential or proprietary information;

          (f) each partnership, joint venture or management contract or similar arrangement or agreement which involves a right to share profits or future payments;

          (g) each licensing, distributor, dealer, franchise, sales or manufacturer's representative, agency or other similar contract which entails aggregate payments by the Company or any of its Subsidiaries of more than $50,000;

          (h) each contract under which the Company or any of the Subsidiaries performs services;

          (i) each lease, license, sublease, sublicense or agreement with respect to any real property or aIny interest therein;

          (j) each lease, license, sublease, sublicense, agreement or arrangement with respect to the use or ownership of any tangible personal property by the Company or any of the Subsidiaries and which entails aggregate annual payments of more than $25,000; and

          (k) any other agreement which entails aggregate annual payments by the Company or any of the Subsidiaries of more than $50,000;

          (l) each agreement pursuant to which any professional of the type described under 42 C.F.R. ss.410.20(b) renders services on behalf of the Company;

          (m) each agreement with referral sources, whether or not related to the referrals, including "sub-contracting agreements" with respect to Medicare and Medicaid patients.

         Except as set forth on Schedule 4.7, each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. Except as set forth on Schedule 4.7, neither the Company nor any of the Subsidiaries is in default under any material provision of any Contract and has not given any party to any contract any written notice of default, set-off or claim of default. To the knowledge of the Principal Shareholders and the
Company, the parties to the Contracts other than the Company and the Subsidiaries are not in default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default under any Contract by such other parties. All amounts payable by the Company or any of the Subsidiaries under the Contracts are, and will at the Closing Date, be current. The Company has either delivered or made available to Buyer complete copies of each of the Contracts or written descriptions in reasonable detail of the same.

         4.8      FINANCIAL STATEMENTS.

          (a) The consolidated unaudited balance sheet (the "Balance Sheet") of the Company and the Subsidiaries as of September 30, 1995 (the "Balance Sheet Date"), and the consolidated unaudited balance sheet of the Company and the Subsidiaries (the "New Balance Sheet") as of December 31, 1995 (the "New Balance Sheet Date"), and the related statements of operations and accumulated deficit and statements of cash flows for the nine- month period and the year then ended, respectively, present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries at and for the periods therein specified, subject to normal, recurring audit adjustments, and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Such statements of operation do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein.

          (b) The audited balance sheets of the Company and the Subsidiaries as of December 31, 1993 and 1994, and the related statement of operations and accumulated deficit and statement of cash flows for the year then ended, that the Company previously delivered to Buyer, present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries at and for the period therein specified and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Such statements of operation do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein.

          (c) Except as set forth on Schedule 4.8(c) or as expressly set forth on the Balance Sheet, at the Balance Sheet Date or as expressly set forth on the New Balance Sheet, at the New Balance Sheet Date, the Company and the Subsidiaries have no material liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any guarantees of any obligations of any other person or entity) of any kind or nature which was or is required by generally accepted accounting principles to be reflected in a corporate balance sheet and/or the notes thereto.

         4.9    MATERIAL  CHANGES.  Except as  expressly  set forth in detail on
Schedule 4.9, since the Balance Sheet Date, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company, whether or not covered by insurance or other indemnity, and during such period of time the Company and the Subsidiaries have conducted their businesses in the ordinary course, and have made no payments or distributions to any Shareholder other than compensation paid in the ordinary course of business, except as otherwise expressly permitted by this Agreement.

         4.10 LICENSES; PERMITS; CERTIFICATES OF NEED. Schedule 4.10 sets forth a description of (a) all licenses and other governmental, quasi-governmental or other regulatory permits, authorizations or approvals for the Company and the Subsidiaries that are now in effect; (b) all Certificates of Need issued with respect to the home health agencies of the Company and the Subsidiaries that are now in effect; and (c) each other license, permit or other authorization that is necessary for the operation of such agencies (a "License"
and  collectively  the   "Licenses").   The

Licenses constitute all of the governmental, quasi-governmental and regulatory licenses, permits and authorizations necessary to the operation of the business of the Company and the Subsidiaries as it is operated on the date hereof. The Company has made available to Buyer copies of all of the Licenses. Except as set forth on Schedule 4.10, the Company and its Subsidiaries own, possess or otherwise have the exclusive legal right to use the Licenses, free and clear of all Liens. Except as set forth on Schedule 4.10, each License is in full force and effect, and neither the Company nor any of its Subsidiaries has received written notice of any proceeding to terminate or suspend any License or of any condition or event (other than survey deficiencies which singly or in the aggregate would not be material to any home health agency that the Company or any of the Subsidiaries operates) which, if uncured, would result in the termination or suspension of any License. None of the Licenses are: (a)
provisional, probationary, or restricted in any way except to the extent qualified by any outstanding deficiencies or citations, particulars of which have been set forth on Schedule 4.10; or (b) subject to any investigation, cancellation, impairment, limitation, order, complaint, proceeding, or suspension nor is such threatened or pending. Except as set forth on Schedule 4.10, all Licenses are in full force and effect. No conditions not generally applicable to home health agencies requiring changes in the operation of the Company or any of the Subsidiaries have been imposed, formally or informally, by any License issuer during the past twenty-four (24) months.

         4.11     TITLE, CONDITION OF PERSONAL PROPERTY.

          (a) Except as disclosed on Schedule 4.11(a), the Company and its Subsidiaries have good and indefeasible title to, or valid and subsisting leasehold interests in, all of the personal property reflected on the Balance Sheet and located at or used in connection with the operation of their businesses, subject to no Liens whatsoever other than Permitted Liens (as defined below). Except as disclosed on Schedule 4.11(a) and except for Permitted Liens, no other person has any right to the use or possession of any of such personal property and no currently effective financing statement relating to any such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company and its Subsidiaries have not signed any currently effective financing statement or any security agreement authorizing any secured party to file any financing statement. All personal property comprising equipment, improvements, furniture and other tangible personal property that the Company or any of its Subsidiaries use, whether owned or leased, is sufficient to enable the Company and its Subsidiaries to operate their businesses in a manner consistent with their operation during the immediately preceding twelve
     (12) months.

          (b) "Permitted Liens" shall mean

               (i) carriers', warehouseman's, mechanic's, materialmen's, repairmen's or other similar liens arising in the ordinary course of business and not reflected on applicable public records, or any such liens bonded or properly reserved against; and

               (ii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations incurred in the ordinary course of business; and

               (iii)  rights of parties  under  Contracts  set forth on Schedule
          4.7;

               (iv)   pledges  or  deposits   in   connection   with   workman's
          compensation,   unemployment  insurance,  and  other  social  security
          legislation; and

               (v) liens described on Schedule 4.11(a).

         4.12   LEGAL  PROCEEDINGS.  Other than as set forth on  Schedule  4.12, there are no legal or equitable claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the knowledge of the Principal Shareholders and the Company, overtly threatened against the Company or any of its Subsidiaries and which, if adversely determined against the Company, (i) would involve a loss or liability to the Company which exceeds insurance proceeds and the amount of any applicable reserves on the Balance Sheet by Fifty Thousand ($50,000) Dollars or more, or
(ii) would interfere with the Company's ability to consummate the transactions contemplated hereby.

         4.13 EMPLOYEES. Schedule 4.13 contains a complete and correct list of the name, position and 1995 W-2 compensation of (i) each employee of the Company or any of its Subsidiaries who earns gross compensation in excess of $100,000 per year, and (ii) each consultant or agent of the Company or any of its Subsidiaries (other than lawyers and accountants) who regularly receives compensation in excess of $100,000 per year. Except as described on Schedule
4.13 and on Schedule 4.7(b), neither the Company nor any of its Subsidiaries has any retirement or welfare benefit plan applicable to any of its employees. Except as described on Schedule 4.13, neither the Company nor any of its Subsidiaries has liability for any accrued and unpaid employee benefits or compensation (including accrued vacation and sick days) for which adequate accruals are not reflected on the Company's Balance Sheet. Schedule 4.13 also sets forth a description of each written guideline or policy of the Company and the Subsidiaries (whether or not enforceable) applicable generally to employees with respect to vacations, sick days and termination of employment.

         4.14 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PLANS AND PRACTICES, ETC. During the two years prior to the Closing Date, there has been no material adverse change in the relationship between the Company and its Subsidiaries and their employees generally nor any strike or material labor disturbance by any employees and, to the knowledge of the Principal Shareholders and the Company, there is no indication that such a change, strike or labor disturbance is likely. No labor union or similar organization represents employees of the Company and the Subsidiaries and the Principal Shareholders and the Company have no knowledge of pending or threatened activities, the purpose of which is to achieve such representation of all or some of the employees of the Company or its Subsidiaries. The Company and the Subsidiaries have not received written notice that they are not currently in compliance with the requirements of all Federal, state and local statutes, rules and regulations applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.7 and Schedule 4.13 and, to the best knowledge of the Company and Principal Shareholders, except for the matters disclosed on Schedule 4.13, no basis exists for any such notice to be given.

         4.15 ERISA. Except as disclosed on Schedule 4.15, neither the Company nor any of the Subsidiaries maintains or makes contributions to and has not at any time in the past maintained or made contributions to any employee pension benefit plan which is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), including without limitation, any minimum funding standards. The Company and the Subsidiaries do not maintain or make contributions to, and have not at any time in the past maintained or made contributions to, any multiemployer plan subject to the terms of the Multiemployer Pension Plan Amendment Act of 1980.

         4.16 INSURANCE AND SURETY AGREEMENTS. Schedule 4.16 contains a correct list of: (a) all policies of fire, liability and other forms of insurance that the Company or any of the Subsidiaries own (including but not limited to professional liability insurance, and any state- sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company or any of the Subsidiaries, including a brief description of the character of the bond or indemnity agreement and the name of the surety or indemnifying party. Schedule
4.16 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy. The Company or one of the Subsidiaries own each such policy and the proceeds are payable solely to the Company or one of the Subsidiaries. All insurance policies listed on Schedule 4.16 are in full force and effect. The Company and the Subsidiaries have not received notice from any insurer of an intention to terminate or modify any such policies other than under circumstances where the Company and the Subsidiaries have received a commitment for a satisfactory replacement policy, nor have the Company and the Subsidiaries failed to comply with any of the material conditions contained in any such policies.

         4.17 RELATIONSHIPS. Except as disclosed on Schedule 4.17 hereto, no Principal Shareholder and no partner or affiliate of any Principal Shareholder has at any time within the last two (2) years had an ownership interest in any business (corporate or otherwise) that had any business relationship with the Company or any of the Subsidiaries by which the Company or any of the Subsidiaries will be bound, or upon which the Company or any of the Subsidiaries will rely, after the Closing.

         4.18 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 4.18, since the Balance Sheet Date, neither the Company nor any of the Subsidiaries has:

          (a) sold, assigned or transferred any of its assets or properties, except in the ordinary course of business and consistent with past practice,

          (b) mortgaged, pledged or subjected to any Lien, other than a Permitted Lien or a Real Estate Permitted Lien, any of the assets of the Company or any of the Subsidiaries.

          (c) made or suffered any amendment or termination of any Contract other than in the ordinary course of business and consistent with past practice;

          (d) except in the ordinary course of business and consistent with past practice, or otherwise to the extent necessary to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, agents or consultants identified on Schedule 4.13 or made any increase in, or any additions to, other benefits to which any of such employees, agents or consultants may be entitled;

          (e) failed to pay or discharge when due any liabilities or obligations, which failure has caused or will likely cause any material damage or will likely give rise to the risk of a material loss to the Company or any of the Subsidiaries;

          (f) changed any of the accounting principles it followed or the methods of applying such principles;

          (g) declared, paid, set aside or reserved any amounts for payment of any dividend or other distribution in respect of its securities, or redeemed or repurchased or agreed to redeem or repurchase any of its securities;

          (h) failed to collect, withhold and/or pay to any proper governmental agency any federal, state or local income, franchise, sales, use, withholding or similar tax that applicable law requires be collected, withheld and/or paid;

          (i) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental agency relating to it or its property which will likely have or has had a materially adverse affect on the condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects of the Company or any of the Subsidiaries; or

          (j) entered into any material transaction other than in the ordinary course of business and consistent with past practice.

         4.19 COMPLIANCE WITH LAWS. Except for notices of non-compliance set forth on Schedule 4.19 or as to which the Company and Subsidiaries have taken corrective action acceptable to the applicable governmental agency, neither the Company nor any of the Subsidiaries has, within two (2) years preceding the date of this Agreement, received any written notice that it failed to comply in any material respect with any Federal, state, local or other governmental laws or ordinances, or any applicable orders, rules or regulations of any Federal, state, local or other governmental or quasi-governmental agency having jurisdiction over them ("Governmental Requirements"). Principal Shareholders shall report to Buyer, within ten (10) business days after receiving any written notices that the Company or any of the Subsidiaries is not in compliance in any material respect with any of the foregoing. Except as set forth on Schedule 4.19, the Company and Principal Shareholders have no reason to believe that the Company and the Subsidiaries are not in compliance with all Governmental Requirements applicable to them and their respective operations, employees and properties.

         4.20 FINDERS. No broker or finder other than Hambrecht & Quist, LLC and its affiliates has acted for Principal Shareholders or the Company in connection with the transactions contemplated by this Agreement, and no other broker or finder is entitled to any broker's or finder's fee or other commission based in any way on agreements, understandings or arrangements with any Principal Shareholder or the Company or the Subsidiaries.

         4.21 TAX RETURNS. Except as disclosed on Schedule 4.21, the Company and the Subsidiaries have timely filed all Federal, state, county and local income, franchise, excise, property, employment-related, and other tax returns and abandoned property reports (if any) that are due and required to be filed, and have paid all taxes (including any penalties and interest) due with respect to such returns and reports. Except as disclosed on
Schedule 4.21, there are no claims, liens or judgments for taxes due from the Company or any of the Subsidiaries, and to the knowledge of the Principal Shareholders and the Company, no basis for any such claim, lien or judgment exists.

         4.22 ENCUMBRANCES CREATED BY THIS AGREEMENT. The execution and delivery of this Agreement and the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby will not, create any liens or other encumbrances on any of the assets of the Company or the Subsidiaries.

         4.23     ENVIRONMENTAL MATTERS.

          (a) At any time during the Company's ownership of the Owned Real Property (as defined in Section 4.24) and, to the knowledge of the Principal Shareholders and the Company, prior to the Company's ownership thereof,

               (i) Such Owned Real Property has not been used for the disposal of any industrial refuse or waste, including but not limited to potentially infectious waste, blood-contaminated materials or other wastes generated in the course of patient treatment (collectively "Medical Waste") or for the processing, manufacture, storage, handling, treatment or disposal of any hazardous or toxic substance, material or waste, other than in the ordinary course of business and in substantial compliance with applicable Governmental Requirements;

               (ii) Except as set forth in Schedule 4.23(a)(ii), no asbestos-containing materials have been used or disposed of at such Owned Real Property or used in the construction of such Owned Real Property;

               (iii)   No   machinery,    equipment   or   fixtures   containing
          polychlorinated biphenyls ("PCBs") are located at such Owned Real Property;

               (iv) Except as set forth in Schedule 4.23(a)(iv), no storage tanks for gasoline, petroleum or any other similar substance have been located at such Owned Real Property;

               (v) No Hazardous Substances (as defined below) have been located at such Owned Real Property, which would subject the owner or occupant to damages, penalties, or liabilities, and any obligation to remove such Hazardous Substances has been met in compliance with applicable Governmental Requirements; and

               (vi) Within the last two (2) years the Company and the Subsidiaries have not received written notice from any governmental agency, except for notices of violation as to which the Company or the Subsidiaries have taken corrective action acceptable to the applicable governmental agency and as set forth in Schedule 4.23(a)(vi), claiming that the Owned Real Property is not in material compliance with the environmental laws described in 9(c) below or claiming any material violation of any Federal, state or local law, rule, regulation or ordinance concerning the generation, handling, storage or disposal of Medical Waste.

          (b) Schedule 4.23 lists all reports of health care and environmental agencies that the Company or the Subsidiaries received during the last two
     (2) years with respect to the operations of any of the Owned Real Property. The Company has delivered copies of such reports to Buyer.

          (c) The Company is in material compliance with all applicable environmental laws, rules, regulations and ordinances regarding the protection of the environment and applicable to it and the Owned Real Property, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, the Federal Toxic Substances Control Act, as amended. The foregoing representation and warranty applies to all aspects of the operation of the Owned Real Property including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including Medical Waste or any other Hazardous Substances).

          (d) The term "Hazardous Substance" as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, and related and similar materials, and any other substance or material that any federal, state or local law, ordinance, rules or regulation defines as a hazardous, toxic or polluting substance or material.

         4.24     REAL PROPERTY.

          (a) Schedule 4.24 sets forth a complete and correct list of all real property the Company or any Subsidiary owns (the "Owned Real Property"). The Company and the Subsidiaries have good and valid title to the Owned Real Property, free and clear of all liens, claims, charges, easements, encumbrances and title exceptions of any kind except for Real Estate Permitted Liens (as defined below).

          (b) Except as set forth on Schedule 4.24(b), there are no agreements of the Company or any of the Subsidiaries as sub-lessor granting to any third party the right to use or occupy any of the Owned Real Property and no person has any ownership interest or option or right of first refusal (which has not been waived) to acquire any ownership interest in any of the Owned Real Property or any building or improvements thereon;

          (c) The Company and the Subsidiaries have not received any written notices of violation that remain in effect which prohibit the existing use of the structures presently comprising any of the Owned Real Property;

          (d) To the knowledge of the Principal Shareholders and the Company, there is no plan, study or effort by any governmental agency which would in any material and adverse way affect the present use or zoning of any of the Owned Real Property. To the knowledge of Principal Shareholders and the Company, there are no assessments or proposed assessments and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would in any material and adverse way affect any of the Owned Real Property,

          (e) The buildings and other improvements comprising the Owned Real Property and all of their systems, including without limitation, the heating, ventilating and air conditioning systems, the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order, normal wear and tear excepted;

          (f) No assessment for public improvements has been made against the Owned Real Property that remains unpaid, except for any assessments payable in installments that are not yet due at the time of the Closing.

          (g) All public utilities required for the operation of the Owned Real Property either enter the property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid easements. Each parcel of Owned Real Property is adjacent to or has access to an abutting street;

          (h) There are no easements traversing or contiguous to any of the Owned Real Property which interfere in any material respect with the use and operation of thereof and which are not disclosed on any schedule hereto or shown on the surveys referred to in Section 9.14 hereof; and

          (i) Each parcel of Owned Real Property complies with all applicable zoning regulations, and neither the Company nor any Subsidiary has received any written notice of material noncompliance from any governmental agency regarding any of the improvements constructed at any of the Owned Real Property or the use or occupancy thereof which remains uncured.

          (j) "Real Estate Permitted Liens" shall mean

               (i) Permitted Liens (as defined in Section 4.11(b));

               (ii) easements, rights-of-way, restrictions and other encumbrances which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

               (iii) matters which an accurate survey or inspection of the premises would disclose; and

               (iv) liens described on Schedule 4.24(j).

         4.25 LEASEHOLD INTERESTS. Schedule 4.25 hereto sets forth a complete and correct list of all leases pursuant to which the Company or a Subsidiary leases real property. Each of the Company and the Subsidiaries has valid leasehold interests in all such real property free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except for Permitted Liens. The Company has provided access to the Buyer to complete and correct copies of the leases identified in Schedule 4.25.

              ARTICLE V: ADDITIONAL REPRESENTATIONS AND WARRANTIES

                            OF PRINCIPAL SHAREHOLDERS

         Each of Principal Shareholders hereby represents and warrants to Buyer as follows:

         5.1 AUTHORITY. Each Principal Shareholder has the full legal power and authority to make, execute, deliver and perform this Agreement and the Transaction Documents to which he or she is a party. Such execution, delivery, performance and consummation have been duly authorized by all necessary action on the part of such Principal Shareholder, and such Principal Shareholder has obtained or by the Closing Date will have obtained any necessary consents of holders of indebtedness.

         5.2  BINDING EFFECT. This Agreement and all Transaction Documents
to which such Principal Shareholder is a party constitute the legal, valid and binding obligations of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with their respective terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or (ii) general principles of equity.

         5.3   ABSENCE OR CONFLICTING  AGREEMENTS.  Except as disclosed on
Schedule 5.3, the execution and delivery by each Principal Shareholder of this Agreement and each Transaction Document to which such Principal Shareholder is or shall be a party, and the performance by such Principal Shareholder of the transactions contemplated hereby and thereby do not conflict with, or constitute a breach of or a default under any law or any judgment, order, writ, injunction or decree of any court applicable to such Principal Shareholder, or any rule or regulation of any other governmental or quasi-governmental agency applicable to such Principal Shareholder, or any agreement, indenture, contract or instrument to which such Principal Shareholder is now a party or by which any of the assets of such Principal Shareholder is bound.

         5.4 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court, government or quasi-governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance by such Principal Shareholder of this Agreement or any of the Transaction Document or any of the transactions contemplated hereby or thereby.

         5.5 OWNERSHIP OF COMPANY SHARES. Except as described on Schedule 5.5, each Principal Shareholder is the lawful record and beneficial owner of all of the Company Shares shown as owned by such Principal Shareholder in Schedule 4.5, with good and marketable title thereto, free and clear of all Liens.

               ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and Newco each represents and warrants to the Company and Principal Shareholders as follows:

         6.1 ORGANIZATION AND STANDING. Buyer and Newco are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of Buyer's and of Newco's Articles of Incorporation and By-Laws, and all amendment thereof have been delivered to the Company, and are complete and correct. Each of Buyer and Newco has the power and authority to own the property and assets it now owns and to conduct the business that it presently conducts.

         6.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery by Buyer or Newco of this Agreement (including Schedules and Exhibits hereto) or any of the Transaction Documents, nor (except for the required approval of Buyer's senior secured lender) the performance by Buyer or Newco of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Certificate of Incorporation or By-Laws of Buyer or Newco; or (ii) any applicable law or any judgment, order, writ, injunction, or decree of any court or (iii) any applicable rule or regulation of any other governmental agency or quasi-governmental agency, or (iv) any agreement, indenture, contract or instrument to which Buyer or Newco is now a party or by which any of the assets of Buyer or Newco is bound. The execution, delivery and performance of this Agreement and each Transaction Document and the performance of each of the transactions contemplated hereby or thereby has been authorized by all necessary corporate action of the Company and of Newco, other than, in the case of the Company, approval by its stockholders.

         6.3 CONSENTS. Except for the consents of Buyer's Board of Directors, the Buyer's senior secured lender, and filings pursuant to the H-S-R Act, no authorization, consent, approval, license, exemption by, filing or registration with any court or government or quasi-governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance by Buyer or Newco of this Agreement or any of the Transaction Documents.

         6.4 FINDERS. Buyer has not dealt with any broker or finder other than Hambrecht & Quist, LLC and its affiliates in connection with the transactions contemplated by this Agreement, and no other broker or finder is entitled to any broker's or finder's fee or other commission based in any way on agreements, understandings or arrangements with Buyer.

         6.5 POWER AND AUTHORITY. Each of Buyer and Newco has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, each of Buyer and Newco will have the corporate power and authority to execute and deliver the Transaction Documents it must deliver to the Company at the Closing.

         6.6 MATERIAL CHANGES. Except as noted on Schedule 6.6, between September 30, 1995 and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of Buyer and its subsidiaries on a consolidated basis, whether or not covered by insurance, and during such period of time Buyer has conducted its business only in the ordinary course consistent with past practice.

         6.7 BINDING EFFECT. Each of Buyer and Newco has duly executed and delivered this Agreement. This Agreement is, and the Transaction Documents when Buyer and Newco execute and deliver them at the Closing will be, the legal, valid and binding obligation of Buyer or Newco, enforceable against them in accordance with their respective terms except to the extent that enforcement maybe limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or (b) general principles of equity.

         6.8 CORPORATE OFFICE. Buyer has no present intention of moving the Company's principal corporate office from Brunswick, Georgia for five (5) years following the Closing Date.

         6.9 LEGAL PROCEEDINGS. Other than as set forth on Schedule 6.9, there are no legal or equitable claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending, or to the knowledge of the Buyer, overtly threatened against the Buyer or any of its subsidiaries that would interfere with the Buyer's ability to consummate the transactions contemplated hereby.

                      ARTICLE VII: INFORMATION AND RECORDS

                      CONCERNING THE COMPANY AND THE BUYER

         7.1        BUYER'S  ACCESS  TO  INFORMATION AND RECORDS BEFORE CLOSING.
Prior to the Closing Date, Buyer may investigate the financial and legal condition of the Company and the

Subsidiaries as Buyer deems necessary or advisable to familiarize itself with the Company and the Subsidiaries and/or matters relating to their respective history or operations. The Company and the Subsidiaries shall permit Buyer and its authorized representatives (including legal counsel and accountants) to have full access to the books and records of the Company and the Subsidiaries upon reasonable notice and during normal business hours, and the Company and the Subsidiaries will furnish to Buyer such financial and operating data and other information and copies of documents with respect to the products, services, operations and assets of the Company and the Subsidiaries as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but shall not be limited to, the tax returns and related work papers of the Company and the Subsidiaries since inception and the Company shall make such extracts thereof as Buyer or its representatives may reasonably request from time to time to enable Buyer and its representatives to investigate the affairs of the Company and the Subsidiaries and the accuracy of the representations and warranties in this Agreement. The Company shall request its accountants to cooperate with Buyer to disclose the results of audits relating to the Company and the Subsidiaries and to produce the working papers relating thereto.

         7.2        COMPANY'S  ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING.
Prior to the Closing Date, Buyer will furnish to the Company such financial and operating data and other information and copies of documents with respect to the Buyer's products, services, operations and assets as the Company shall from time to time reasonably request. The information to which the Company shall have access shall include only such information reasonably necessary to enable the Company and its representatives to investigate the accuracy of the representations and warranties the Buyer made in this Agreement and will be limited to publicly available information.

                 ARTICLE VIII: OBLIGATIONS OF THE PARTIES UNTIL

                            EFFECTIVE TIME OF MERGER

         8.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Effective Time of Merger, each of the Company, each Subsidiary and Buyer shall maintain its existence and shall conduct its business in the ordinary course of business consistent with past practice.

         8.2 NEGATIVE COVENANTS OF THE COMPANY. Without the prior written approval of Buyer, which it shall not unreasonably withhold, neither the Company nor any Subsidiary shall, between the date hereof and the Effective Time of
Merger:

          (a) cause or permit to occur any of the events or occurrences described in Section 4.18 (Absence of Certain Events) of this Agreement, or which would have caused any of the representations or warranties of the Company under this Agreement to be untrue had the same occurred prior to the date hereof; or

          (b) dissolve or merge or enter into a share exchange with any other entity; or

          (c) enter into any contract or negotiations in connection with any union or other collective bargaining representative representing any employees at the Company or any Subsidiary; or

          (d) make any change to its Articles of Incorporation or By-Laws.

         8.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, the Company or any Subsidiary shall:

          (a) maintain the physical assets of the Company and each Subsidiary in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

          (b) maintain in full force and effect its Licenses currently in effect unless any License is no longer necessary for the operation of the Company or any Subsidiary;

          (c) maintain in full force and effect the insurance policies and binders currently in effect or replacements thereof, including without limitation those listed on Schedule 4.16;

          (d) utilize reasonable efforts to preserve the present business organization of the Company and each Subsidiary, keep available the services of the present employees and agents of the Company and each Subsidiary, and maintain the relations and goodwill of the Company and each Subsidiary with suppliers, employees and any others having business with any of them;

          (e) maintain all of the books and records relating to the Company or any Subsidiary in accordance with its past practices;

          (f) comply in all material respects with all provisions of the Contracts listed in Schedule 4.17, and with any other material contracts into which the Company or any Subsidiary entered in the ordinary course of business from the date of this Agreement until the

     Closing Date, and comply in all material respects with all material laws, rules and regulations applicable to the business of the Company or any Subsidiary;

          (g) pay when due all taxes, assessments, charges or levies imposed upon the Company or any Subsidiary or on any of their respective properties or which it is required to withhold and pay; and

          (h) promptly advise Buyer in writing of the threat or commencement against the Company or any Subsidiary of any claim, action, suit, proceeding, arbitration or investigation that would materially and adversely affect the operations, properties, assets or prospects of the Company or any Subsidiary.

         8.4 PURSUIT OF CONSENTS AND APPROVALS. Prior to the Closing, Buyer shall use reasonable efforts to obtain all consents and approvals from governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby, (the "Required Approvals"). The Principal Shareholders and the Company shall cooperate with and use reasonable efforts to assist Buyer in obtaining all such approvals.

         8.5 SUPPLEMENTARY FINANCIAL INFORMATION. Within forty-five (45) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company shall provide to Buyer unaudited financial statements (including at a minimum, income statements and a balance sheet) for the calendar month and, if applicable, the calendar quarter, then most recently ended, which statements shall present fairly, in all material respects, the results of the operations of the Company and its Subsidiaries, on a consolidated basis at such date and for the period covered thereby, subject to normal, recurring audit adjustments, all in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that such financial statements need not include financial information pertaining to ABC Pharmaceuticals, Inc., ABC Continuecare, Ltd. (a Pennsylvania limited partnership), or ABC International, Inc.

         8.6 EXCLUSIVITY. Until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 12.1, neither the Principal Shareholders nor the Company, nor any of their respective affiliates, shall engage in any discussions or negotiations directly or indirectly with any other party in respect of the sale of the Company Shares or of substantially all of the assets of the Company, or in respect of any merger, consolidation or other sale of the Company (any of said transactions being referred to herein as a "Prohibited Transaction").

         8.7 SOLICITATION OF STOCKHOLDERS. The Company shall through its board of directors unanimously recommend to its stockholders approval of this Agreement and the Merger and as promptly as practicable after the date of this Agreement use its best efforts to obtain stockholder approval.

         8.8 DISSENTING STOCKHOLDERS. The Company shall give Buyer (a) prompt notice of any demands the Company receives from dissenting stockholders for payment of the fair value for their Company Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle or offer to settle, any such demands for payment.

         8.9 DELIVERY OF SCHEDULES. The Principal Shareholders will deliver the Schedules to Buyer within twenty (20) business days following the date of this Agreement except for Schedules under Section 4.23 and 4.24, which shall be delivered within five (5) business days after each of the title commitment and the environmental compliance report is delivered. Buyer will have the right to terminate this Agreement forthwith upon notice to the Company if any of the information disclosed on the Schedules is not acceptable to Buyer in its sole discretion, or if all of the Schedules have not been delivered to Buyer within the required time period, provided that such notice of termination must be given, if at all, within a period (the "Schedule Review Period") which ends twenty (20) business days following the date on which all of the Schedules shall have been delivered to Buyer, or, except for Schedules 4.23 and 4.24 (which shall be delivered as aforesaid), if all of the Schedules are not delivered to Buyer within twenty (20) business days hereof, the period which ends twenty (20) business days following the date on which all of the Schedules were to have been delivered.

         8.10 AUDIT. The Company and Principal Shareholders shall cooperate with KPMG Peat Marwick with respect to the completion of an audit of the Company's consolidated financial statements as of and for the years ended December 31, 1993, 1994, and 1995. The costs of such audit with respect to the 1993 and 1994 financial statements (the "1993-1994 Audit Costs") will be borne one-half by the Company and one-half by the Buyer. If this Agreement is terminated pursuant to Section 12.1, the Company promptly shall pay to the Buyer the Company's portion of the 1993-1994 Audit Cost. The entire cost of the audit of the Company's 1995 financial statement will be paid by the Company, irrespective of whether the Closing occurs.

         8.11 DELIVERY OF EXHIBITS. Buyer shall deliver the Exhibits within ten days after the date hereof. The Principal Shareholders or the Buyer shall have the right to terminate this Agreement forthwith upon notice to the parties if the parties are unable to agree on the contents of such Exhibits within ten days after Buyer delivers such Exhibits to Buyer. Principal
Shareholder shall have the right, in its sole discretion, to terminate the Agreement if Buyer fails to deliver such Exhibits within the required time period.

             ARTICLE IX: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Buyer's obligation to consummate the Merger is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which Buyer may waive in writing. Upon failure of any of the following conditions, Buyer may terminate (without the necessity of obtaining the consent of the Bankruptcy Court) this Agreement prior to Closing pursuant to and in accordance with Article XII herein.

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Principal Shareholders and the Company in Article IV and V shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time except to the extent affected by the transactions herein contemplated.

         9.2 PERFORMANCE OF COVENANTS. Each of the Principal Shareholders and the Company shall have performed or complied in all material respects with their respective agreements and covenants that this Agreement requires that they perform or comply with prior to or at the Closing.

         9.3 DELIVERY OF CLOSING CERTIFICATE. Each of the Principal Shareholders and the Company shall have executed and delivered to Buyer a certificate dated the Closing Date certifying that the conditions contemplated by Sections 9.1 and 9.2 have been satisfied.

          9.4 OPINIONS OF COUNSEL. The Company and Principal Shareholders shall have delivered to Buyer an opinion of their counsel dated the Closing Date in the form of Exhibit 9.4.

         9.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) which prevents the consummation of the transactions contemplated by this Agreement shall be in effect.

         9.6 AUTHORIZATION DOCUMENTS. Buyer shall have received a certificate of the Secretary or other officer of the Company certifying a copy of resolutions of board of directors and Shareholders authorizing the Company's execution, delivery and performance of this Agreement and the Transaction Documents (including, without limitation, the Plan of Merger) and the transactions contemplated hereby and thereby. Buyer also shall have received a certificate of the Secretary or other officer certifying as to the incumbency of the Company's officers.

         9.7 MATERIAL CHANGE. Since the date of this Agreement there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company except as permitted in or contemplated by this Agreement.

         9.8      APPROVALS.

          (a) The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the Required Approvals.

          (b) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification or termination of any material lease, Contract, commitment, license, easement or other authorization or (ii) shall impose on Buyer any material condition or requirement with respect to the Company or any of its Subsidiaries or their respective operations that is more restrictive than or different from the conditions imposed upon such operations prior to Closing.

         9.9 LABOR AGREEMENTS. The Company shall not have entered into any contract or negotiations with any union or other collective bargaining representative representing (or seeking to represent) any employees of the Company.

         9.10     REAL PROPERTY CONSENTS.

          (a) The Company shall have used reasonable efforts to obtain the consent of each landlord with whom the Company or any of the Subsidiaries has a lease of real property which, by its terms, requires consent in the event of a change of control of the Company, and the written consent of at least two-thirds (2/3) of such landlords shall have been received by the Company. Buyer shall have received written notice from Principal Shareholders by the Closing Date, identifying any landlord that has not given any necessary consent as of such date.

          (b) The Company shall have obtained the written consent of the respective holders of each of the mortgages and deeds of trust identified on Schedule 4.3 to the change of control contemplated hereunder.

          (c) The Company shall have obtained the written consent of IBM Corporation to the change of control contemplated hereunder.

         9.11       TITLE  INSURANCE.   Buyer shall have obtained  within thirty
(30) days after the date of this Agreement, at its own expense and at normal rates, a title commitment from a reputable title insurance company of Buyer's choice (the "Title Company") for an owner's title policy, insuring the Company's fee title in the Owned Real Property and insuring that the Company's title to such property shall be good and marketable and free and clear of all liens, assessments, restrictions, encumbrances, easements, leases, tenancies, claims or rights of use or possession and other title objections ("Real Estate Liens"), except for Permitted Liens, Real Estate Permitted Liens and the standard exceptions normally contained in the ALTA Form B title policy and schedules thereto; provided, however, that at the request of Buyer, the Company shall provide affidavits to the Title Company or take such other actions that would enable the Title Company to remove any of such standard exceptions. Within thirty (30) days after the date of this Agreement, Buyer may obtain any survey or engineering study, at Buyer's expense, and if such survey or study discloses any material discrepancy or exception to title not included within the restrictions permitted hereunder, including Real Estate Permitted Liens, Buyer may give written notice to the Principal Shareholders and the Company within five (5) days after Buyer's receipt of such report and give them up to thirty
(30) days thereafter to correct any problem identified therein. Upon Buyer's full compliance with this Section 9.11 and in the absence of such correction, Buyer may consider such a breach of representation and warranty under Section
9.1 above, subject to the provisions therein.

         9.12 ENVIRONMENTAL COMPLIANCE. Buyer shall have received within thirty (30) days after the date of this Agreement, at its own expense, a written report from a qualified geotechnical or engineering firm of Buyer's choice, concerning the presence of Hazardous Substances, asbestos or products containing asbestos, radon and/or ureaformaldehyde insulation on or in the Owned Real Property. Such report shall disclose at a minimum: (1) the results of a review of prior uses of the Owned Real Property that local public records disclose (2) contacts with local officials to determine whether any records exist with respect to the disposal of Hazardous Substances at the Owned Real Property; (3) if deemed necessary by such engineering or geotechnical firm, or by Buyer, soil samples and groundwater samples consistent with good engineering practice; and
(4) evaluation of the surrounding areas for sensitive environmental receptors, such as drinking water wells or aquifers, hospitals and schools.

         In the event that such report states that any Hazardous Substance exists at the Owned Real Property or that the Owned Real Property is not otherwise in material compliance with applicable environmental laws or regulations, Buyer may give written notice to the Principal Shareholders and the Company within five (5) days after Buyer's receipt of such report and give them up to thirty (30) days thereafter to correct any problem identified therein. Upon Buyer's full compliance with this Section 9.12 and in the absence of such correction, Buyer may consider such a breach of representation and warranty under Section 9.1 above, subject to the provisions therein.

         9.13 ENGINEERING REPORT. Buyer shall have received within (30) days after the date of this Agreement, at its own expense, an engineering survey and report from a qualified engineering firm of Buyer's choice concerning a full and complete inspection of the Owned Real Property, the physical soundness and structural integrity of the buildings and the condition (including freedom from material defect) of the heating, air conditioning, plumbing and electrical systems, the appliances of or in the buildings and other material components.

         In the event that such report states that a material problem exists, Buyer may give written notice to the Principal Shareholders and the Company within five (5) days after Buyer's receipt of such report and give them up to thirty (30) days to correct such problem. In the absence of such correction, Buyer may consider such a breach of representation and warranty under Section
9.1 above, subject to the provisions therein.

         9.14 SURVEYS. Buyer shall have received, at Buyer's expense, surveys from licensed surveyors of the Owned Real Property.

         9.15       TERMITE INSPECTIONS. Buyer shall have received within thirty
(30) days after the date hereof, at Buyer's expense, reports from qualified inspectors of Buyer's choice with respect to any termite, wood- boring insect or other pest infestation at the Owned Real Property, and/or resultant damage that has not been corrected in all material respects.

         In the event that such report states that a material problem exists, Buyer may give written notice to the Principal Shareholders and the Company within five (5) days after Buyer's receipt of such report and give them up to thirty (30) days to correct such problem. Upon Buyer's full compliance with this Section 9.13 and in the absence of such correction, Buyer may consider such a breach of representation and warranty under Section 9.1 above, subject to the provisions therein.

         9.16 NO ADVERSE LEGISLATION. Between the date hereof and the Closing Date, there shall not have been adopted any legislation, and there shall not have been adopted by HCFA any regulation, which shall have the effect of implementing Medicare reimbursement rules applicable to the Company which are not at least as favorable to the Company as the prospective pay reimbursement structure contained in that certain bill known and designated as H.R. 2491.

         9.17 SETTLEMENT RELEASES. Within nine months of the date hereof, Buyer shall have received agreements (the "Settlement Releases") that the Office of the Inspector General ("OIG") and HCFA have executed and that are reasonably acceptable to Buyer providing that none of the Company, any Subsidiary and the Buyer will be held liable (including, without limitation, by way of making offsets) or responsible for any Medicare or Medicaid liability for periods prior to the Closing, and which provide for the withdrawal of any pending or threatened legal proceedings by OIG or HCFA which propose to exclude the Company from Medicare or Medicaid programs as set forth below. HCFA shall have resumed periodic interim payments ("PIPs") and agreed to pay to the Company all PIPs withheld prior to Closing.

         9.18 SEVERANCE AGREEMENTS. The Company shall have entered into Severance Agreements with Joel V. Mills, David G. Mills and Lee Dobson, in the form of Exhibit 9.18, which Severance Agreements shall provide for severance benefits equal to three times the annual salary on the date hereof, and premium amounts on the date of termination of employment for life, health and disability insurance paid by the Company to or on behalf of him less amounts paid to each such individual after the Closing.

         9.19 LONG-TERM DEBT. The aggregate amount of long-term debt and long-term capital lease obligations of the Company, determined in accordance with generally accepted accounting principles consistently applied shall not exceed $12,000,000.

         9.20 OPTIONS. Each of the Company Options shall have been converted into the Per Option Merger Consideration.

         9.21 FINANCIAL. Buyer shall have received (a) the unaudited consolidated financial statements of the Company for each quarterly and monthly period since January 1, 1995, through the Closing Date, (b) the Closing Date Balance Sheet that the Company's Vice President and Chief of Corporate Staff has certified in accordance with Section 2.3, and (c) the audited consolidated financial statement of the Company as of and for the year ended December 31, 1995; provided, however, that such financial statements need not include financial information pertaining to ABC Pharmaceuticals, Inc., ABC Continuecare, Ltd. or ABC International, inc.

         9.22       APPROVALS AND CONSENTS.

          (a) The Buyer's senior secured lenders shall have approved the Merger, provided that this condition shall be deemed to be waived if Buyer does not notify the Company of its failure to obtain such approval on or before the later of (a) March 31, 1996, or (b) the expiration of the Schedule Review Period.

          (b) The Buyer's board of directors shall have approved the Merger, provided that this condition shall be deemed to be waived if Buyer does not notify the Company on or before three weeks after the date hereof of its failure to obtain such approval.

         9.23 RESIGNATIONS. Buyer shall have received the resignations of the Principal Shareholders as officers of the Company and the Subsidiaries, as well as their written agreement to terminate their existing employment agreements with the Company effective as of the Closing Date and to waive any severance or other compensation and benefits payable to them under their existing Employment Agreements after the Closing Date, other than their right to be paid for paid days off accrued on the Balance Sheet. Buyer also shall have received the resignations of all of the directors of each of the Company and the Subsidiaries.

         9.24 DISSENTERS' RIGHTS. At least ninety-five percent of the Shareholders shall have approved the Merger, this Agreement and the transactions contemplated hereby, and all Equity Holders shall have irrevocably waived any rights to make demand for appraisal of Company Shares in accordance with the corporation law of the State of Georgia in connection with the Merger.

     9.25 HART-SCOTT-RODINO ACT. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act") shall have expired or been terminated.

         9.26 RELEASE OF PLEDGED SHARES. All of the Company Shares pledged by the Principal Shareholders to The Coastal Bank of Georgia shall have been released from such pledge in a manner satisfactory to Buyer (the "Share Releases").

         9.27 NO PROHIBITED TRANSACTION. No Prohibited Transaction shall have occurred.

         9.28 OTHER DOCUMENTS. The Principal Shareholders and the Company shall have furnished Buyer with all other documents, certificates and other instruments that they are required to furnish to Buyer.

         9.29 BANKRUPTCY CASES. Each of t he Debtors (as such term is defined in Section 13.1 below) shall have filed a petition for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined) on or before February 21, 1996.

         9.30 CONSULTING AGREEMENT. The Debtors shall file a motion for, and use their reasonable efforts to obtain, Bankruptcy Court approval of the Consulting Agreement (as hereinafter defined in Section 13.02). The Bankruptcy Court shall have issued a "Final Order" (as defined herein) approving the Consulting Agreement on or before 40 days after commencement of the first bankruptcy case. The Consulting Agreement will be in form and substance satisfactory to Buyer in its sole and absolute discretion and will not have been terminated without Buyer's consent. "Final Order" means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on the docket in any chapter 11 case or the docket of any other court of competent jurisdiction, which has not been reversed, stayed, or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely filed, or as to which any appeal that has been or may be taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         9.31 BANKRUPTCY COURT APPROVAL, BREAK-UP FEE, COMPETITIVE BIDDING REQUIREMENTS, AND EXCLUSIVITY. The Bankruptcy Court shall have issued a Final Order approving the motion referred to in Section 13.3 below on or before 40 days after commencement of the first bankruptcy case.

         9.32 DISCLOSURE STATEMENT AND PLAN OF REORGANIZATION. The Debtors shall have filed a disclosure statement, if required, (the "Disclosure
Statement") and proposed plan of reorganization in the bankruptcy cases consistent with the terms of this Agreement and the Consulting Agreement, all in form and substance reasonably acceptable to Buyer, on or before 35 days after commencement of the first bankruptcy case.

         9.33 ADEQUACY OF DISCLOSURE STATEMENT. The Bankruptcy Court shall have issued a Final Order approving the adequacy of the Disclosure Statement, if a disclosure statement is required, on or before 55 days after commencement of the first bankruptcy case.

         9.34 CONFIRMATION. The Bankruptcy Court shall have issued a Final Order confirming the plan of reorganization on or before 95 days after commencement of the first bankruptcy case.

         9.35 CONSUMMATION. The plan of reorganization shall have been consummated on or before 110 days after commencement of the first bankruptcy case.

         9.36 CONVERSION, APPOINTMENT OF TRUSTEE, CHANGE IN MANAGEMENT. No chapter 11 case regarding any Debtor shall have been converted to a case under chapter 7 of the Bankruptcy Code, no trustee shall have been appointed regarding any Debtor, and there shall have been no material changes in the Debtors' management to which Buyer has not consented. Buyer has consented to the employment of Chamberlain & Canster, Inc.

         9.37 DIP FINANCING. No order shall have been entered providing for any post-petition financing arrangement without the previous written consent of Buyer with respect thereto.

                     ARTICLE X: CONDITIONS PRECEDENT TO THE

              OBLIGATIONS OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

         The obligation of the Principal Shareholders and the Company to consummate the Merger is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Newco in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

         10.2 PERFORMANCE OF COVENANTS. Buyer and Newco each shall have performed or complied in all material respects with each of its agreements and covenants that this Agreement requires that they perform or comply with prior to or at the Closing.

         10.3 DELIVERY OF CLOSING CERTIFICATE. Buyer shall have delivered to the Principal Shareholders a certificate of an officer of Buyer dated the Closing Date certifying that the statements made in Sections 10.1 and 10.2 are true, correct and complete as of the Closing Date.

         10.4       OPINION OF  COUNSEL.  Buyer  shall   have  delivered  to the
Principal Shareholders an opinion, dated the Closing Date, of Blass & Driggs, Esqs., counsel for Buyer, in the form of Exhibit 10.4.

         10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) which prevents the consummation of the transactions contemplated by this Agreement shall be in effect.

         10.6 AUTHORIZATION DOCUMENTS. The Principal Shareholders shall have received a certificate of the Secretary or other officer of each of Buyer and Newco certifying a copy of resolutions of the board of directors of Buyer and Newco authorizing Buyer's and Newco's execution, delivery and performance of this Agreement and the Transaction Documents (including, without limitations, the Plan of Merger) and the transactions contemplated hereby and thereby, and also certifying the incumbency of the officers of Buyer and Newco.

         10.7 OTHER DOCUMENTS. Buyer shall have furnished the Principa Shareholders with all documents, certificates and other instruments that the Buyer is required to furnish to the Principal Shareholders.

              ARTICLE XI: OBLIGATIONS OF THE PARTIES AFTER CLOSING

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants and agreements that each party makes in this Agreement or in any

Schedule, certificate, document or list that any such party delivered pursuant hereto shall survive the Closing and the Effective Time of Merger. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

         11.2 INDEMNIFICATION BY PRINCIPAL SHAREHOLDERS. Each of the Principal Shareholders and the Company, shall indemnify and defend Buyer and hold it harmless against any and all damage, loss, liability, cost and expense (including, without limitations, reasonable attorney's fee's and expenses) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from:

          (a) any inaccuracy in any representation, or any breach of any warranty, that any Principal Shareholder made in this Agreement or any Transaction Document, provided that Buyer makes a claim to the Principal Shareholders within ninety (90) days after Buyer learns of such inaccuracy or breach, except for breaches as to which any of the Subsidiaries would be entitled to indemnification from Buyer under the Management Agreement; or

          (b) the breach by any Principal Shareholder of any covenant in this Agreement or any Transaction Document, except for breaches as to which any of the Subsidiaries would be entitled to indemnification from Buyer under the Management Agreement; or

          (c) any liability of the Company to the Medicare or Medicaid programs, or to any other third party payor, for the recoupment of reimbursement the Company received prior to the Effective Time of Merger; or

          (d) the claims for options, and any related employment agreement claims, described on Schedule 4.12; or

          (e) the amount of Current Liability Excess as determined in accordance with Section 2.4(c); or

          (f) the investigation, defense or (to the extent the indemnifying party consents) settlement, of any of the foregoing or the enforcement of this indemnity obligation.

         11.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend the Principal Shareholders and hold them harmless against and with respect to any and all Loss resulting from:

          (a) any inaccuracy in any representation, or breach of any warranty, that the Buyer made in this Agreement or any Transaction Document, provided that the Principal Shareholders make a claim to Buyer within ninety (90) days after they learn of such inaccuracy or breach; or

          (b) the breach by Buyer of any covenant in this Agreement or any Transaction Document; or

          (c) the investigation, defense, or (to the extent the indemnifying party consents) settlement, of any of the foregoing or the enforcement of this indemnity obligation.

         11.4 INDEMNIFICATION PERIOD AND BASKET. Any claim for indemnification pursuant to Sections 11.2 or 11.3 must be asserted by written notice to the party from whom indemnification is sought within twelve (12) months following the Closing Date, provided that no such time limitation shall be applicable to claims that Buyer asserts with respect to any Recoupment
Liability or with respect to any breach of the representations and warranties contained in Section 4.21. Such written notice shall contain a detailed description of the nature of the claim and the basis therefor. No party shall be entitled to indemnification hereunder unless and until the aggregate amount of all claims for which such party may be entitled to indemnification hereunder equals or exceeds One Hundred Fifty Thousand ($150,000) Dollars.

         11.5 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS. A party seeking indemnification under Section 11.2 or 11.3, or 2.4(c) shall give the other party prompt written notice of the claim for which it seeks indemnification. Failure of the party seeking indemnification to give such prompt notice shall not relieve the other party of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages such other party suffered that results from a failure to give prompt notice hereunder. The party receiving the aforementioned notice shall be entitled to participate in the defense of such claim. If at any time the party receiving such notice acknowledges in writing that the claim is fully indemnifiable under this Agreement, it shall have the right to assume total control of such claim at its own expense. If the party receiving such notice does not assume total control of such claim, the other party agrees not to settle such claim without the written consent of the party receiving notice, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 11.5 shall prevent either party from assuming total control of the defense and/or settling of any claim against it for which indemnification is not sought under this Agreement.

         11.6 OFFSETS. Buyer shall be entitled to offset any amounts due to it by reason of any indemnification claim under this Article 11 against any amount which may then or thereafter become due to any Principal Shareholder as a Contingent Payment. If Buyer shall be entitled to indemnification under Section 11.2(e) above, it shall offset any indemnification claims against future
Contingent Payments as they become due prior to proceeding with other indemnification rights.

         11.7       RESTRICTIONS.

          (a) From and after the Closing Date, no Principal Shareholder shall disclose, directly or indirectly, to any person outside of Buyer's employ without the express authorization of Buyer any pricing strategies or records of the Company, any proprietary data or trade secrets the Company owns or any financial or other information about the Company not then in the public domain; provided, however, that Principal Shareholder shall be permitted to make such disclosures as may be required by law or by a court or governmental authority.

          (b) For five (5) years after the Closing Date, no Principal Shareholder shall engage or participate in any effort or act to induce any of the suppliers, employees or independent contractors of the Company to cease doing business with or to terminate their employment with the Company.

          (c)  For  five  (5)  years  after  the  Closing  Date,  the  Principal
     Shareholders shall not, directly or indirectly, for or on behalf of themselves or any other person, firm, entity or other enterprise, engage in or act as a consultant for (except as provided below), be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly engaging in the business of owning, operating or managing any entity of any type, licensed or unlicensed, which is engaged in or provides home health care anywhere within the United States of America. However, the foregoing shall not prohibit the Principal Shareholders from owning not more than 2% of the issued shares of any company whose common stock is listed for trading on any national securities exchange or on the NASDAQ National Market System, or from writing or speaking about the home health care industry, or from consulting with any home health care provider about Medicare, Medicaid and other third party payor reimbursement issues and regulatory compliance issues.

          (d) Principal Shareholders acknowledge that the restrictions contained in this Paragraph 11.7 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by any of them would result in irreparable harm to Buyer. Accordingly, Principal Shareholders agree that if they violate any of the restrictions contained in this Section 11.7, Buyer shall be entitled, without the necessity of posting any bond or security, to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceedings, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

         11.8 RECORDS. On the Closing Date, the Company shall deliver to Buyer all records and files not then in Buyer's possession relating to the operation of the Company. Buyer shall provide the Principal Shareholders reasonable access to such records and files during normal business hours and upon reasonable prior notice for purposes of completing tax returns or other filings with governmental authorities or courts.

         11.9 AUDIT. Following Closing, the Principal Shareholders will cooperate and provide such information as may be necessary in connection with an audit of the Company's financial statement for the periods beginning January 1, 1995, and ending after the Closing Date. Buyer shall bear the cost of such audit.

         11.10 CORPORATE OFFICE. For a period of not less than three (3) years following the Closing Date, Buyer agrees to maintain the principal corporate operations of the Company in Brunswick, Georgia, and to continue the employment of as many of the current employees of the Company as reasonably practicable in the context of the Company's then current business plan.

                            ARTICLE XII: TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time at or prior to the Closing by:

          (a) Buyer, if any condition precedent to Buyer's obligations hereunder that is set forth in Article IX hereof has not been satisfied by the Closing Date, or by Buyer pursuant to Section 8.9 hereof or by Buyer if the Consulting Agreement is terminated for any reason; or

          (b) the Principal Shareholders, if any condition precedent to the Principal Shareholders' obligations hereunder that is set forth in Article X hereof has not been satisfied by the Closing Date; or

          (c) the mutual consent of Buyer and Principal Shareholders; or

          (d) Buyer or the Principal Shareholders, if the Closing shall not have occurred by a date (the "Expiration Date") which is the later of (i) a date six (6) months following the date hereof, and (ii) a date which is forty-five (45) days after the execution of the Settlement Releases (other than due to the breach of any party hereto). Notwithstanding the foregoing, however, in the event that the Closing shall not have occurred by a date six (6) months following the date hereof due to the failure of the Bankruptcy Court to proceed expeditiously with the confirmation of the Debtors' plan of reorganization, then Buyer shall have the right to extend the Expiration Date by a period not to exceed three (3) months under
     Section 12.1(d)(i).

         12.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become null and void without any liability of any party to the other except as otherwise provided herein.

         12.3 BREAK-UP FEE. In the event that the Closing does not occur due to:

          (a) any direct or indirect conduct by or on behalf of any Debtor to preclude Buyer from being able to fulfill its obligations under this Agreement or the Consulting Agreement; or

          (b) this Agreement not being approved by the Bankruptcy Court (i) because of an offer from, or a sale or transfer to some other person or entity of all or a substantial portion of any of the Company Shares, or all or a substantial portion of the assets of any of the Debtors, or, in respect of any merger, consolidation or other sale of any Debtor or (ii) because any of the Debtors seeks to obtain confirmation of a plan of reorganization in contravention of the terms of this Agreement, and provided that Buyer has fully performed the obligations that it was to perform prior to Closing, the Principal Shareholders and the Company shall be jointly and severally obligated to pay to Buyer a break-up fee in the amount of Fifteen Million Dollars ($15,000,000), with the exception that if the Closing does not occur due to the marketing of any Debtor in contravention of the Agreement by the Principal Shareholders, the Company or its subsidiaries during the term of this Agreement, the Principal Shareholders and the Company shall be jointly and severally obligated to pay to Buyer a break-up fee in the amount of Twenty-Five Million Dollars ($25,000,000). This provision shall survive the Termination of the Agreement.

          In the event that the Closing does not occur due to Buyer's unjustified refusal to close and provided that the Company has fully performed the obligations that it was to perform prior to Closing, Buyer shall pay to the Company in cash the amount by which the consideration that a purchaser pays for the stock or assets of the Company is less than $250,000,000 but such payment shall not exceed $15,000,000. In the event that either (i) Buyer without cause terminates the Consulting Agreement or
     (ii) the Company terminates the Consulting Agreement with cause, and Buyer thereafter terminates this Agreement based solely upon the termination of the Consulting Agreement, then no break-up fee shall be payable.

                            ARTICLE XIII: BANKRUPTCY

         13.1 BANKRUPTCY CASES. The Company has advised Buyer that it intends that it and each of its subsidiaries set forth on Schedule 13.1 attached hereto (the "Debtors") shall file a petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101- 1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division (the "Bankruptcy Court") on or before February 21, 1996.

         13.2 CONSULTING AGREEMENT. The Debtors shall file a motion for, and use their respective best efforts to obtain, Bankruptcy Court approval of a "Consulting Agreement" in form and substance satisfactory to Buyer in its sole and absolute discretion on or before 7 business days after commencement of the first bankruptcy case. The Consulting Agreement will not have been terminated without Buyer's consent, unless termination is for cause. The motion, any order regarding approval of the Consulting Agreement and the Consulting Agreement shall be in form and substance reasonably acceptable to Buyer.

         13.3 BANKRUPTCY COURT APPROVAL, BREAK-UP FEE, COMPETITIVE BIDDING REQUIREMENTS, AND EXCLUSIVITY. The Debtors shall file a motion for, and use their respective best efforts to obtain, Bankruptcy Court approval of (a) all of the terms and conditions of this Agreement, (b) the break-up fee provided for in Section 12.3 of this Agreement, (c) competitive bidding requirements to the effect that any competing bid provides for total consideration provided in this Agreement plus Fifty Million Dollars ($50,000,000.00) and that Buyer has the right to match any competing bid and to receive a partial credit in respect of any increased bid by Buyer against the cash portion of the purchase price under this Agreement in an amount equal to Twenty Million Dollars ($20,000,000.00), and (d) the exclusivity provisions of Section [8.6] of this Agreement, all on or before 7 business days after commencement of the first bankruptcy case.

         13.4 DISCLOSURE STATEMENT AND PLAN OF REORGANIZATION. The Debtors shall file a disclosure statement, if required, and proposed plan of reorganization in the bankruptcy cases consistent with the terms of this Agreement and the Consulting Agreement, all in form and substance reasonably acceptable to Buyer, on or before 35 days after commencement of the first bankruptcy case.

         13.5 CONVERSION, APPOINTMENT OF TRUSTEE, CHANGE IN MANAGEMENT. No chapter 11 case regarding any Debtor shall have been converted to a case under chapter 7 of the Bankruptcy Code. No trustee shall have been appointed regarding any Debtor.

         13.6 DIP FINANCING. No order shall have been entered regarding any post-petition financing arrangement without the previous written consent of Buyer with respect thereto.

                           ARTICLE XIV: MISCELLANEOUS

         14.1 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         14.2 PERFORMANCE. In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance hereunder, the remaining party shall be entitled to recover from such defaulting party its reasonable attorneys fees incurred in the enforcement of its rights hereunder.

         14.3 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its or their successors and proper assigns. No party may assign its, his or her interest under this Agreement to any other person or entity without the prior written consent of the other parties hereto; provided, however, that, after the Closing, Buyer may assign its rights hereunder to one or more subsidiaries of Buyer.

         14.4 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits, Schedules, and other agreements referenced herein, embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         14.5 COOPERATION -- FURTHER ASSISTANCE. As and when any party hereto after the Closing reasonably requests, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

         14.6 NOTICES. All notices and demands required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below:

If to any Seller                       Robert J. and Margie B. Mills
or the Company:                        2660 Frederica Road
                                       St. Simons Island, Georgia 31522

Copy to:                               David H. Williams, Esq.
                                       Hunton & Williams
                                       NationsBank Plaza, Suite 4100
                                       600 Peachtree Street, N.E.
                                       Atlanta, Georgia  30308-2216

If to Buyer:                           Integrated Health Services, Inc.
                                       10065 Red Run Boulevard
                                       Owings Mills, Maryland  21117
                                       Attention:  Brian K. Davidson

Copy to:                               Integrated Health Services, Inc.
                                       10065 Red Run Boulevard
                                       Owings Mills, Maryland  21117
                                       Attention:  Marshall A. Elkins, Esq.

Such  addresses may be changed by providing  written  notice as provided in this
Section 14.6.

         14.7 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged or abandoned in any manner, except by an instrument that each of the parties hereto executes in writing. The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

         14.8 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

         14.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any contrary rules relating to the choice or conflict of laws.

         14.10 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement, the parties may amend or supplement this Agreement as the parties may determine to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties or to add to or to modify the terms or conditions hereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. Any such amendment or supplement may only be done by an instrument in writing that each of the parties signs.

         14.11 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 11.5 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law, To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

         14.12 JOINT AND SEVERAL. Except as expressly set forth herein, each of the representations, warranties and covenants of Principal Shareholders under this Agreement shall be joint and several.

         IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                        PRINCIPAL SHAREHOLDERS:

                                        /s/ Robert J. Mills
                                        ----------------------------------------
                                        Robert J. Mills

                                        /s/ Margie B. Mills
                                        ----------------------------------------
                                        Margie B. Mills

                                        COMPANY:

                                        FIRST AMERICAN HEALTH CARE OF
                                        GEORGIA, INC.

                                        By:/s/ Frank M. Chamberlain
                                           -------------------------------------
                                           Frank M. Chamberlain

                                        BUYER:

                                        INTEGRATED HEALTH SERVICES, INC.

                                        By:/s/ Marshall A. Elkins
                                           -------------------------------------
                                           Marshall A. Elkins

                                        NEWCO:

                                        IHS ACQUISITION XIV, INC.

                                        By: /s/ Marshall A. Elkins
                                           -------------------------------------
                                           Marshall A. Elkins